UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2011

BROADRIDGE FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

001-33220	33-1151291
(Commission file number)	(I.R.S. Employer Identification No.)

1981 Marcus Avenue

Lake Success, New York 11042

(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 472-5400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On October 7, 2011, Broadridge Financial Solutions, Inc. (the “Company”) made available to its stockholders its fiscal year 2011 annual report to stockholders which included the Company’s CEO’s letter to stockholders (the “Letter to Stockholders”). The Letter to Stockholders is attached hereto as Exhibit 99.1.

With regard to statements in the Letter to Stockholders that include certain non-GAAP financial measures, the fiscal year 2011 measures and fiscal year 2012 guidance measures are adjusted to exclude the impact of costs the Company expects to incur in connection with the migration of our data center to IBM. The Company believes this information helps investors understand the effect of the migration on reported results and provide a better representation of our actual performance. Free cash flow is a non-GAAP measure and is defined as cash flow from operating activities, less capital expenditures and purchases of intangibles. The Company believes the free cash flow measure provides investors with a more complete understanding of Broadridge’s underlying operational results. These non-GAAP measures are indicators that management uses to provide additional meaningful comparisons between current results and prior reported results, and as a basis for planning and forecasting for future periods. Set forth below is a reconciliation of Non-GAAP measures to the comparable GAAP measures in the order of their reference in the Letter to Stockholders.

Fiscal Year 2012 Earnings Per Share Guidance Reconciliation	FY12 Range ($ in millions)
	Low	High

Diluted EPS from continuing operations (GAAP)	$1.34	$1.44
IBM migration costs	$0.16	$0.16

Diluted EPS before One-Times (Non-GAAP)	$1.50	$1.60

Fiscal Years 2011 and 2010 Net Earnings from Continuing Operations Reconciliation	Fiscal Year Ended
	2011	2010
	($ in millions)	($ in millions)
Net Earnings from Continuing Operations (GAAP)	$171.8	$225.1
One-time tax benefit	—	(8.0)
IBM Migration costs	$4.0	—

Total (Non-GAAP)	$175.8	$217.1

Fiscal Year 2011 Free Cash Flow Reconciliation	Unaudited Fiscal Year Ended
June 30, 2011
(in millions)
Free Cash Flow (Non-GAAP):
Net earnings from continuing operations (GAAP)	$172
Depreciation and amortization (includes other LT assets)	72
Stock-based compensation expense	30
Other	5

Subtotal	279

Working capital changes	(51)
Long-term assets & liabilities changes	—
Includes IBM Migration costs of $(6)	(38)

Net cash flow (used in) provided by continuing operating activities	190

Cash Flows From Investing Activities	—
IBM / ITO data center investment	(7)
Capital expenditures & software purchases	(40)

Free cash flow	$143

Fiscal Year 2012 EBIT Margin Guidance Reconciliation	FY12 Range ($ in millions)
	Low	High

EBIT (Non-GAAP/excluding IBM migration costs) (a) & (b)	$323	$343

Margin %	13.8%	14.4%

Interest & Other	($17)	($17)

Total EBT (Non-GAAP/excluding IBM migration costs)	$306	$326

Margin %	13.0%	13.7%
IBM migration costs	($33)	($33)

Total EBT (GAAP)	$273	$293

Margin %	11.6%	12.3%

(a) Includes impact of FX Transaction Activity
(b) Excludes IBM migration costs of ~$33M, after-tax ~$21M, or ~$0.16 EPS impact.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Forward-Looking Statements

This current report on Form 8-K and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words like “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. In particular, statements about our future financial performance are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended June 30, 2011 (the “2011 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this report and are expressly qualified in their entirety by reference to the factors discussed in the 2011 Annual Report. These risks include: the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients; Broadridge’s reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of Broadridge’s services with favorable pricing terms; changes in laws and regulations affecting the investor communication services provided by Broadridge; declines in participation and activity in the securities markets; overall market and economic conditions and their impact on the securities markets; any material breach of Broadridge security affecting its clients’ customer information; the failure of Broadridge’s outsourced data center services provider to provide the anticipated levels of service; any significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services; Broadridge’s failure to keep pace with changes in technology and demands of its clients; Broadridge’s ability to attract and retain key personnel; the impact of new acquisitions and divestitures; and competitive conditions. Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

Item 9.01.	Financial Statements and Exhibits.

Exhibits. The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	2011 Broadridge Financial Solutions, Inc. Annual Report Letter to Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2011

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:	/s/ Adam D. Amsterdam
Name: Adam D. Amsterdam
Title: VP, General Counsel and Secretary